UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 4, 2013, the Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”) adopted, upon the recommendation of the Compensation Committee (the “Compensation Committee”), a short-term incentive program for 2013 for certain executive officers of the Company (the “2013 Incentive Program”). Under the 2013 Incentive Program, certain executive officers of the Company, excluding any executive officers earning any commission-based compensation, have a short-term incentive cash bonus opportunity based on the achievement of a specified level of financial performance, specifically the Company’s EBITDA (as defined in the 2013 Incentive Program) in 2013 (“2013 EBITDA”) compared to the Company’s EBITDA in 2012 (“2012 EBITDA”). The individual target bonus opportunity for each of the three named executive officers participating in the 2013 Incentive Program are as follows: 30% of base salary, or $180,000, for Mr. Douglas; 30% of base salary, or $144,000, for Mr. Dye; and 10% of base salary, or $35,000, for Mr. Hinckle.

Participants in the 2013 Incentive Program will receive 100% of their target award if the Company’s 2013 EBITDA is 105% of 2012 EBITDA, 75% of the target award if the Company achieves a minimum, threshold level of performance (2013 EBITDA reaching 95% of 2012 EBITDA), and a maximum of 150% of the target award for a maximum level of performance (2013 EBITDA equaling or exceeding 130% of 2012 EBITDA). No payments will be made for performance below the specified threshold amount. Payouts between the threshold and maximum will be calculated by the Compensation Committee using straight-line interpolation, as described in the 2013 Incentive Program. The Compensation Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2013 Incentive Program in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the 2013 Incentive Program.

Awards pursuant to the 2013 Incentive Program will be paid solely in cash. In addition, awards pursuant to the 2013 Incentive Program are subject to recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based are restated or otherwise adjusted or in the event that a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company.

The foregoing description of the 2013 Incentive Program does not purport to be complete and is qualified in its entirety by reference to the 2013 Incentive Program, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	2013 Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: March 6, 2013	By:	/s/ David A. Dye
David A. Dye
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	2013 Incentive Program